                                                                    EXHIBIT 11.1

                       COMPUTATION OF EARNINGS PER SHARE


                        LEXINGTON HEALTHCARE GROUP, INC.



                                                                                        FOR THE PERIOD FROM JULY
                                                                                        1, 1995 (COMMENCEMENT OF
                                                            FOR THE SIX MONTHS ENDED    OPERATIONS) TO JUNE 30,
                                                               DECEMBER 31, 1996                  1996
                                                           --------------------------  --------------------------
                                                            HISTORICAL    PRO FORMA     HISTORICAL    PRO FORMA
                                                           ------------  ------------  ------------  ------------

Net income (loss)........................................  $    136,000  $    450,000  $    266,000  $    658,000
                                                           ------------  ------------  ------------  ------------

Shares:

  Weighted average number of common shares outstanding...     3,092,000     3,092,000     3,092,000     3,092,000

  Shares assumed sold with proceeds used for:

    Repayment of debt....................................                     102,000                     102,000

    Payment of the cash portion of the PRN acquisition
      price..............................................                     365,000                     365,000

  Shares to be issued in connection with the acquisition
    of Professional Relief Nurses, Inc. and Balz Medical
    Services, Inc........................................                     408,000                     408,000
                                                           ------------  ------------  ------------  ------------

  Weighted average number of shares outstanding..........     3,092,000     3,967,000     3,092,000     3,967,000
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

  Net Income per share...................................  $        .04  $        .11  $        .09  $        .17
                                                           ------------  ------------  ------------  ------------
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